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                                                                    EXHIBIT 23.1
                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 11, 1999, on our audits of the consolidated financial statements of SunGard Data Systems Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in Sungard Data Systems Inc.'s Annual Report on Form 10-K. We also consent to the reference to our Firm under the heading "Experts" in the registration statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
May 12, 1999